UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2010

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut		06074
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(860) 644-1551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a) Gerber Scientific, Inc. (the “Company”) held its 2010 annual meeting of shareholders on September 23, 2010.  At the annual meeting, the Company’s shareholders voted on two proposals.  The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 19, 2010.

(b) The final voting results with respect to each proposal voted upon at the annual meeting are set forth below.

Proposal 1

The Company’s shareholders elected each of the nine nominees to the Board of Directors by a plurality of the votes cast, as set forth below:

	FOR	WITHHELD	BROKER NON-VOTES
Donald P. Aiken	18,535,223	241,270	2,090,445
Marc T. Giles	18,544,533	231,960	2,090,445
Edward G. Jepsen	18,562,967	213,526	2,090,445
Randall D. Ledford	18,563,133	213,360	2,090,445
John R. Lord	18,562,283	214,210	2,090,445
James A. Mitarotonda	18,302,701	473,792	2,090,445
Javier Perez	18,582,430	194,063	2,090,445
Carole F. St. Mark	18,533,613	242,880	2,090,445
W. Jerry Vereen	18,515,886	260,607	2,090,445

There were no abstentions in the election of directors.

Proposal 2

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

FOR	AGAINST	ABSTENTIONS
20,748,886	94,869	23,183

There were no broker non-votes with respect to this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.

Date: September 28, 2010	By:	/s/ William V. Grickis, jr.
William V. Grickis, Jr. Senior Vice President, General Counsel and Secretary (Duly Authorized Officer)